UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 25, 2007

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598
(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)         Effective July 25, 2007, Walter W. Macauley was elected a Class III Director of Westaff, Inc. (the “Company”).  Mr. Macauley assumes the board position that opened when the company founder, W. Robert Stover, resigned last month.  Mr. Macauley will serve as a Class III Director whose term expires at the Company’s 2008 annual meeting, at which time he will stand for election.

Mr. Macauley previously served the Company as a board member from 2002-2004 and brings more than 30 years of staffing leadership experience to the position.  In his two most recent positions, he served as the CEO of Adia Services, Inc., and Career Horizons, Inc.  Mr. Macauley is currently a private investor.

As a non-employee Director of the Company, Mr. Macauley will receive an annual fee of $12,000, a fee of $1,000 per Board of Directors meeting attended in person, a fee of $500 per Board of Directors meeting attended telephonically and reimbursement for travel expenses incurred in connection with attending Board of Directors meetings.  In addition, Mr. Macauley is eligible to participate in the Company’s 2006 Non-Employee Director Option Program.  Under this plan, on the first business day after his appointment to the Board of Directors, Mr. Macauley was granted an option to purchase 3,000 shares of common stock (vesting 100% twelve months after the Date of the Award).

The Company will also enter into an Indemnification Agreement with Mr. Macauley.  The description of the Indemnification Agreement is contained in the Company’s Registration Statement on Form S-1 dated April 30, 1996 and is incorporated herein by reference.

On July 25, 2007, the Company issued a press release announcing the appointment of Mr. Macauley, which press release is attached hereto as Exhibit 99.1 and incorporated herein.

Item 9.01       Financial Statements and Exhibits.

(d)             Exhibits

Exhibit No.	Description of Document

99.1	Press Release, dated July 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Michael T. Willis
Michael T. Willis
President and Chief Executive Officer

Date: July 31, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release, dated July 25, 2007